UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MEDTRONIC PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This Amendment No. 1 (“Amendment No. 1”) is filed to amend the Schedule 14A previously filed on July 24, 2015 (the “Original Filing”) by Medtronic plc (the “Company”). This Amendment No. 1 is filed solely to modify the time at which the Company’s 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) will begin. The Company’s Annual Meeting will begin at 8:00 a.m. local time. Pursuant to this Amendment No.1, all references in the Original Filing, including in the Notice Regarding Internet Availability of Proxy Materials and proxy card included therein, to a start time for the Annual Meeting of 9:00 a.m. local time are hereby modified to reflect a start time of 8:00 a.m. local time. Neither the date nor the location of the Annual Meeting have changed. The Annual Meeting will take place on Friday, December 11, 2015 at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.